Exhibit 1
Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: June  8 , 2011

BREEDEN PARTNERS L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/  Richard C. Breeden
   Richard C. Breeden
           Managing Member

BREEDEN PARTNERS (CALIFORNIA) L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/  Richard C. Breeden
           Richard C. Breeden
           Managing Member

BREEDEN PARTNERS (CALIFORNIA) II L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/  Richard C. Breeden
           Richard C. Breeden
           Managing Member

BREEDEN PARTNERS (NEW YORK) I L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/  Richard C. Breeden
           Richard C. Breeden
           Managing Member

BREEDEN PARTNERS HOLDCO LTD.

By:  /s/  Richard C. Breeden
          Richard C. Breeden
          Key Principal

BREEDEN CAPITAL PARTNERS LLC

By:  /s/  Richard C. Breeden
           Richard C. Breeden
           Managing Member

BREEDEN CAPITAL MANAGEMENT LLC

By:  /s/  Richard C. Breeden
           Richard C. Breeden
           Managing Member

BREEDEN PARTNERS (CAYMAN) LTD.

By:  /s/  Richard C. Breeden
          Richard C. Breeden
          Key Principal

 /s/ Richard C. Breeden
Richard C. Breeden